As filed with the Securities and Exchange Commission on May 4, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Entropic Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0947630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6290 Sequence Drive

San Diego, California 92121

(Address of Principal Executive Offices)

2012 Inducement Award Plan

(Full title of the plan)

Patrick C. Henry

President and Chief Executive Officer

Entropic Communications, Inc.

6290 Sequence Drive

San Diego, California 92121

(858) 768-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lance W. Bridges, Esq. Senior Vice President and General Counsel Entropic Communications, Inc. 6290 Sequence Drive San Diego, California 92121 (858) 768-3600	Jason L. Kent, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001)	2,300,000 shares (3)	$3.98	$9,154,000.00	$1,049.05

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on May 3, 2012, as reported on The NASDAQ Global Select Market.
(3)	Represents shares of Common Stock authorized for issuance under the Registrant’s 2012 Inducement Award Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 3, 2012, as amended by the Registrant’s Form 10-K/A filed on March 5, 2012.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 4, 2012, and the Registrant’s Current Reports on Form 8-K filed on January 5, 2012, January 20, 2012, March 16, 2012, April 2, 2012, April 17, 2012 and April 18, 2012.

(c) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on November 20, 2007 (File No. 001-33844) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, as permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that expenses incurred by any officer or director in defending any action, suit or proceeding described above shall be paid by it in advance of a final disposition upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation includes such a provision.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by the Delaware General Corporation Law;

•	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

•

indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock or a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty;

•

indemnification for proceedings or claims brought by an officer or director against the Registrant or any of its directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

•	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

•	indemnification in violation of any undertaking required by the Securities Act or in any registration statement that the Registrant files.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

At present, there is no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number

3.1(1)	Registrant’s Amended and Restated Certificate of Incorporation.

3.2(2)	Registrant’s Amended and Restated Bylaws.

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	Entropic Communications, Inc. 2012 Inducement Award Plan.

99.2(4)	Form of Stock Option Agreement for the 2012 Inducement Award Plan.

99.3(4)	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for the 2012 Inducement Award Plan.

*	Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2007, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 5, 2008, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-144899), as amended, filed with the SEC, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 17, 2012, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 4, 2012.

Entropic Communications, Inc.

By:	/s/ Patrick Henry
Patrick Henry
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick Henry and David Lyle, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Henry Patrick Henry	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2012

/s/ David Lyle David Lyle	Chief Financial Officer (Principal Financial Officer)	May 4, 2012

/s/ Trevor Renfield Trevor Renfield	Vice President, Accounting and Chief Accounting Officer (Principal Accounting Officer)	May 4, 2012

/s/ Umesh Padval Umesh Padval	Chairman of the Board of Directors	May 4, 2012

Signature	Title	Date

/s/ Robert Bailey Robert Bailey	Director	May 4, 2012

/s/ Keith Bechard Keith Bechard	Director	May 4, 2012

/s/ Kenneth Merchant Kenneth Merchant	Director	May 4, 2012

/s/ Theodore Tewksbury Theodore Tewksbury	Director	May 4, 2012

EXHIBIT INDEX

Exhibit Number

3.1(1)	Registrant’s Amended and Restated Certificate of Incorporation.

3.2(2)	Registrant’s Amended and Restated Bylaws.

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	Entropic Communications, Inc. 2012 Inducement Award Plan.

99.2(4)	Form of Stock Option Agreement for the 2012 Inducement Award Plan.

99.3(4)	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for the 2012 Inducement Award Plan.

*	Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 13, 2007, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 5, 2008, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-144899), as amended, filed with the SEC, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 17, 2012, and incorporated herein by reference.